Exhibit 4.1

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of April 27, 2016 (this “Agreement”), is entered into by and among POMEGRANATE PARENT HOLDINGS, INC., a Delaware corporation (the “Company”), and the STOCKHOLDERS that are parties hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 11, 2016 (the “Merger Agreement”), among The Fresh Market, Inc. (“The Fresh Market”), Pomegranate Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Parent”), and Pomegranate Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into The Fresh Market with The Fresh Market surviving such merger as an indirect wholly owned subsidiary of the Company.

WHEREAS, reference is made to that certain (a) Rollover, Contribution and Exchange Agreement, dated as of March 12, 2016 (as amended by the Rollover Letter Agreement, the “Rollover Agreement”), by and among Parent and certain stockholders of The Fresh Market (collectively, the “Rollover Stockholders”), and (b) that certain letter agreement dated as of April 22, 2016 (the “Rollover Letter Agreement”), by and among the Rollover Stockholders, Company and TFM2, LLC, a Delaware limited liability company (“TFM2”).

WHEREAS, the Rollover Agreement has been assigned from Parent to the Company pursuant to that certain Assignment and Assumption Agreement dated as of April 22, 2016, by and between the Company and Parent.

WHEREAS, prior to the consummation of the transactions contemplated by the Merger Agreement (the “Merger Closing”) and pursuant to that certain Contribution Agreement dated as of April 25, 2016 (the “Contribution Agreement”) by and between TFM2, LLC, and the Rollover Stockholders, the Rollover Stockholders contributed their shares of the common stock of The Fresh Market (the “TFM Contributed Shares”) to TFM2 in exchange for units of TFM2 (the “Berry Contribution”).

WHEREAS, prior to the Merger Closing and immediately following the Berry Contribution, TFM2 contributed the TFM Contributed Shares to the Company in exchange for the issuance by the Company of 13,094,533 shares of Common Stock (“Berry Shares”) pursuant to the terms of the Rollover Agreement and the Rollover Letter Agreement (the “TFM Contribution”).

WHEREAS, prior to the Merger Closing and concurrently with the TFM’s Contribution, the Apollo Investor subscribed for and purchased from the Company 45,731,516 shares of Common Stock for an aggregate cash purchase price of $457,316,157 pursuant to the terms of that certain Subscription Agreement dated as of the date hereof, by and between the Apollo Investor and the Company (the “Apollo Subscription Agreement”).

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Agreement and the Apollo Subscription Agreement, the Stockholders each own or, upon the Closing (as defined in the Merger Agreement), will own an equity interest in the Company and may, from time to time thereafter, acquire additional equity interests in the Company.

WHEREAS, each Stockholder deems it to be in the best interest of the Company and the Stockholders to enter into this Agreement to set forth their agreements with respect to certain matters concerning the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.	Definitions.

As used in this Agreement:

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the avoidance of doubt, the term “Affiliate” (i) as applied to the Sponsor Funds, shall not at any time include any of the Fresh Market Co-Investors or any portfolio companies of Apollo Management VIII, L.P. (including the Company and its subsidiaries) or any of its affiliated funds; (ii) as applied to the Berry Investor, shall include the Berry Investor Members and any affiliate of the Berry Investor Members; and (iii) as applied to Golleher, shall include Golleher’s spouse and each of Golleher’s lineal ancestors and descendants (including by adoption and stepchildren). As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Apollo Group” means Apollo Investor and its Affiliates.

“Apollo Investor” means AP VIII Pomegranate Holdings, L.P., a Delaware limited partnership.

“Apollo Subscription Agreement” has the meaning set forth in the recitals.

“Berry Contribution” has the meaning set forth in the recitals.

“Berry Investor” means TFM2, LLC, a Delaware limited liability company and any of its Co- Investor Permitted Transferees.

“Berry Investor Member” means each Person that holds an Ownership Interest in the Berry Investor.

“Berry Shares” has the meaning set forth in the recitals.

“Berry Investor Termination Event” means the date the Berry Investor owns, directly or indirectly, less than an aggregate of 6,547,266 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).

“Co-Investor Permitted Transferee” means: (i) with respect to Golleher, Golleher’s spouse, siblings, ancestors and descendants (including stepfamilies), in each case whether natural or adopted, and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) Golleher, Golleher’s spouse and/or Golleher’s siblings, ancestors and/or descendants; and (ii) with respect to any Berry Investor Member, (A) any other Berry Investor Member, (B) any spouse, siblings, ancestors and descendants (including stepfamilies), in each case whether natural or adopted, of Ray Berry and Brett Berry (collectively, the “Berry Owners”) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) either Berry Owner, either Berry Owner’s spouse and/or either Berry Owner’s siblings, ancestors and/or descendants, and (C) any tax-exempt religious, private foundation, charitable organization or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Company Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement shall be made in the good faith sole discretion of the Board.

“Company By-Laws” has the meaning set forth in Section 7(a).

“Company Charter” has the meaning set forth in Section 7(a).

“Company Director” has the meaning set forth in Section 7(a).

“Contribution Agreement” has the meaning set forth in the recitals.

“Demand Notice” has the meaning set forth in Section 9(a)(ii).

“Drag Along Notice” has the meaning set forth in Section 3(a).

“Drag Along Right” has the meaning set forth in Section 3(a).

“Drag Along Stockholder” has the meaning set forth in Section 3(a).

“Election Notice” has the meaning set forth in Section 4(b).

“Equity Securities” means, with regard to any Person, as applicable, (i) any capital stock, voting, partnership, membership, joint venture or other ownership or equity interests, or other share capital of such Person, (ii) any debt or equity securities of such Person, directly or indirectly, convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership or equity interests, or other share capital (whether voting or non-voting, whether preferred, common or otherwise) of such Person or containing any profit participation features with respect to such Person, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership, membership, joint venture or other ownership or equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, or (iv) any share, unit or membership interest appreciation rights, phantom share rights, contingent interest or other similar rights relating to such Person.

“Fresh Market Co-Investors” means, collectively, the Berry Investor and Golleher.

“GAAP” means United States generally accepted accounting principles.

“Golleher” means, George G. Golleher, an individual.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Closing” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Ownership Interest” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation and any and all ownership interests in a Person (other than a corporation), including membership interests, partnership interests, joint venture interests, and beneficial interests, and any and all warrants, options, convertible or exchangeable securities, or rights to purchase or otherwise acquire any of the foregoing.

“Parent” has the meaning set forth in the recitals.

“Parent Board” has the meaning set forth in Section 7(b).

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preemptive Event” has the meaning set forth in Section 5.

“Proportionate Percentage” means a number (expressed as a percentage) equal to a fraction, the numerator of which is the total number of shares of Common Stock proposed to be Transferred by the Sponsor Funds and the denominator of which is the total number of shares of Common Stock owned by the Sponsor Funds.

“Prospective Purchaser” has the meaning set forth in Section 3(a).

“Public Sale” means any sale of Common Stock to the public, occurring simultaneously with or after an initial public offering of Common Stock, (i) pursuant to a registration statement under the Securities Act, or (ii) pursuant to Rule 144 under the Securities Act provided such sale is made in compliance with the manner of sale requirements of Rule 144(f) whether or not compliance therewith is required by Rule 144.

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company or any selling securityholders pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate net offering price of the Common Stock by the Company and/or other selling securityholders (after underwriting discounts, commissions and fees) sold in such offering is at least $300 million.

“Registrable Securities” shall mean shares of Common Stock and any security issued or distributed in respect thereof; provided, that any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Registrable Securities have been disposed of in reliance upon Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Request” has the meaning set forth in Section 9(a)(i).

“Rollover Agreement” has the meaning set forth in the recitals.

“Rollover Letter Agreement” has the meaning set forth in the recitals.

“Rollover Stockholders” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Stockholder” has the meaning set forth in the preamble.

“Sponsor Funds” means the Apollo Investor collectively with any member of the Apollo Group to whom shares of Common Stock are transferred or that otherwise acquires Common Stock (for the avoidance of doubt, excluding the Fresh Market Co-Investors).

“Subsidiary Board” has the meaning set forth in Section 7(b).

“Subsidiary Director” has the meaning set forth in Section 7(b).

“Tag Along Certificates” has the meaning set forth in Section 4(b).

“Tag Along Notice” has the meaning set forth in Section 4(a).

“Tag Along Option Period” has the meaning set forth in Section 4(b).

“Tag Along Right” has the meaning set forth in Section 4(a).

“Tag Along Sale” has the meaning set forth in Section 4(a).

“Tag Along Stockholder” has the meaning set forth in Section 4(b).

“TFM Board” has the meaning set forth in Section 7(b).

“TFM Contributed Shares” has the meaning set forth in the recitals.

“TFM Contribution” has the meaning set forth in the recitals.

“The Fresh Market” has the meaning set forth in the recitals.

“Transfer” means a sale, assignment, encumbrance, gift, pledge, hypothecation, distribution or other disposition of Common Stock or any interest therein.

“Transferring Stockholder” has the meaning set forth in Section 4(a).

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

“Unfulfilled Amounts” has the meaning set forth in Section 4(c).

Section 2.	Transfers.

(a) General Restrictions on Transfers. Without the prior written consent of the Sponsor Funds (which consent may be withheld in the sole discretion of the Sponsor Funds), no Stockholder (other than the Sponsor Funds) shall, directly or indirectly, Transfer any shares of Common Stock (other than pursuant to Section 2(d), Section 3, Section 4 or Section 9). The preceding sentence shall apply with respect to all shares of Common Stock held at any time by any Fresh Market Co-Investor. Each Sponsor Fund may Transfer its shares of Common Stock subject to Section 4. Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Transfer in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Stockholders.

(b) Securities and Antitrust Law Compliance. Notwithstanding anything in this Agreement to the contrary, no Stockholder shall, directly or indirectly, Transfer any shares of Common Stock owned by such Stockholder, or any interest therein, unless such transfer or disposition is made upon compliance with the provisions of the Securities Act and any applicable antitrust, competition or similar laws. Prior to any proposed Transfer of any shares of Common Stock by a Stockholder (other than the Sponsor Funds) that is permitted by this Agreement, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Stockholder intending to Transfer such Common Stock (the “Transferor Stockholder”) shall give written notice to the Company of such Transferor Stockholder’s intention to effect such Transfer; provided, however, that promptly following a Transfer of any shares of Common Stock by a Sponsor Fund, the transferring Sponsor Fund shall provide written notice to each Fresh Market Co-Investor setting forth the number of shares Transferred and the name of the transferee. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied, unless the Board otherwise approves, by either (i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company, and reasonably satisfactory in form and substance to the Company’s legal counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act, or (ii) a “no action” letter from the staff of the Securities and Exchange Commission to the effect that the Transfer of such Common Stock without registration will not result in a recommendation by the staff that action be taken with respect thereto. Notwithstanding the foregoing, any proposed Transfer (other than Transfers pursuant to Rule 144 under the Securities Act or Transfers pursuant to a transaction subject to an effective registration statement) shall be null and void unless the proposed transferee becomes a party to this Agreement (in the same capacity as the transferor) by executing a joinder agreement in form and substance reasonably acceptable to the Company Board.

(c) Legends. Each certificate representing any shares of Common Stock that is held by a party hereto shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION; PROVIDED THAT THE ISSUER MAY REQUIRE THE TRANSFEROR TO DELIVER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER REGARDING THE AVAILABILITY OF SUCH AN EXEMPTION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL 27, 2016, AS IT MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE SALE, ASSIGNMENT, ENCUMBRANCE, GIFT, PLEDGE, HYPOTHECATION, DISTRIBUTION OR OTHER DISTRIBUTION (EACH, A “TRANSFER”) OF SUCH SECURITIES, (II) CERTAIN TAG ALONG RIGHTS AND DRAG ALONG RIGHTS APPLICABLE TO SUCH SECURITIES AND (III) CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IN VIOLATION OF THE AGREEMENT IS NULL AND VOID.”

The Company will instruct any transfer agent not to register the Transfer of any shares of Common Stock until the conditions specified in the foregoing legends and this Agreement are satisfied. Upon the request of any Stockholder, the Company shall remove the Securities Act portion of the legend set forth above from the certificate or certificates for such shares to the extent such shares are eligible (as determined by the Company Board) to be sold pursuant to an effective registration statement under the Securities Act.

(d) Permitted Transfers. Subject to compliance with the applicable provisions of the Securities Act and Section 2(b), the following Transfers may be made by Stockholders without the prior written consent of the Sponsor Funds in accordance with Section 2(a) subject to the transferee executing a joinder agreement and thereby becoming a party hereto (in the same capacity as the transferor): (i) Transfers by any Stockholder to the Company or to the Apollo Group; and (ii) Transfers by a Fresh Market Co-Investor to a Co-Investor Permitted Transferee.

(e) Indirect Transfers. Without limiting the generality of Section 2(a), the Berry Investor agrees that (i) no Berry Investor Member shall be permitted to sell, assign, encumber, gift, pledge, hypothecate, distribute or otherwise dispose of any Ownership Interest in the Berry Investor to any Person other than a Co-Investor Permitted Transferee without the prior written consent of the Sponsor Funds (which consent may be without in the sole discretion of the Sponsor Funds) and (ii) it will take any and all actions reasonably requested by the Sponsor Funds to prevent breaches of this Section 2 by the Berry Investor Members.

Section 3.	Drag Along Rights.

(a) If the Sponsor Funds propose a transaction involving the Transfer of Common Stock or a transaction involving the Transfer of any portion of the assets of the Company (whether through a stock sale, a merger, a recapitalization, a consolidation transaction, a transaction involving the transfer of the assets of the Company or otherwise) to any Person other than a member of the Apollo Group (a “Prospective Purchaser”), then the Sponsor Funds shall have the right (the “Drag Along Right”) to compel the remaining Stockholders (the “Drag Along Stockholders”) to sell their shares of Common Stock to the Prospective Purchaser for a consideration per share and on terms and conditions no less favorable to the Drag Along Stockholders than those the Sponsor Funds obtain for their Common Stock (and in the case of a transfer of such shares or a transfer of assets of the Company, or other transaction requiring the vote of the Drag Along Stockholders, this Drag Along Right requires the Drag Along

Stockholders to vote their shares in favor of the transaction and to tender their shares for the transaction consideration); provided, however, that the Drag Along Stockholders shall not be required to (i) make any representations and warranties to the Prospective Purchaser other than those representations and warranties made by the Sponsor Funds, (ii) be subject to any additional covenants and indemnification obligations than those to which the Sponsor Funds are subject to, or (iii) pay indemnity to the Prospective Purchaser (other than in cases of fraud) in excess of the aggregate consideration received by such Drag Along Stockholder in the transaction (which indemnity obligations shall be several, and not joint and several, among the Stockholders and shall be on a pro rata basis based on the relative consideration (whether in cash or otherwise) received or to be received by each such Stockholder, other than obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of such Stockholder’s shares of Common Stock). In addition, the obligations of each Drag Along Stockholder pursuant to this Section 3 are subject to the satisfaction of the condition that each Drag Along Stockholder will receive the same form and amount of consideration with respect to each share of Common Stock as each other Stockholder receives with respect to such Stockholder’s shares of Common Stock; provided, however, that any Drag Along Stockholder who does not deliver representations and warranties satisfactory to the Company that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act (unless another exemption from registration under the Securities Act is available), may be excluded from receiving any securities in connection with such Transfer and such Drag Along Stockholder shall receive, in lieu thereof, an amount in cash equal to the fair value (as determined by the Company Board) of the securities which such Drag Along Stockholder would otherwise receive in connection with such Transfer. The number of shares subject to the Drag Along Right shall be, as to each Drag Along Stockholder, a number of shares of Common Stock that represents the Proportionate Percentage of all shares of Common Stock owned by such Drag Along Stockholder. The Sponsor Funds shall exercise the Drag Along Right by giving written notice (the “Drag Along Notice”), not less than 20 days prior to consummation of the transfer to the Prospective Purchaser, to the Company and the Drag Along Stockholders stating: (A) that they propose to effect such a transaction; (B) the name of the Prospective Purchaser; (C) the proposed purchase price per share of Common Stock or for such assets; (D) the Proportionate Percentage; (E) that all the Drag Along Stockholders shall be obligated to sell their shares upon terms and conditions no less favorable to the Drag Along Stockholders than those the Sponsor Funds are able to obtain for their shares, including entering into agreements with other persons on terms substantially identical to or more favorable to the Drag Along Stockholders than those applicable to the Sponsor Funds and obtaining any required consents; and (F) in the case of a transfer, whether through a stock sale, a merger, a recapitalization, a consolidation transaction, a transaction involving the transfer of the assets of the Company or otherwise, of such shares or of such assets in a transaction requiring the vote of or tenders by the Drag Along Stockholders, that all the Drag Along Stockholders shall be obligated to vote in favor of such transaction and, if applicable, tender their shares for the transaction consideration. Each Drag Along Stockholder affirms that its agreement to vote for the approval of the transaction with respect to the transfer of shares or assets to the Prospective Purchaser under this Section 3 is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect throughout the time that this Section 3 is in effect. It is understood that this voting agreement relates solely to the transaction with a Prospective Purchaser as described in this Section 3 and does not constitute the agreement to vote or consent as to any other matters.

(b) Not later than 20 days following the date of receipt of the Drag Along Notice, each of the Drag Along Stockholders shall, if required by the Drag Along Notice, deliver to the Sponsor Funds certificates representing the shares held by such Drag Along Stockholder to be transferred, accompanied by duly executed stock powers. If any Drag Along Stockholder fails to deliver such certificates to the Sponsor Funds, the Company shall cause the books and records of the Company to show that the shares represented by such certificates of such Drag Along Stockholder are bound by the provisions of this Section 3 and are transferable only to the Prospective Purchaser or an Affiliate of such Prospective Purchaser upon surrender for transfer by the holder thereof.

(c) Each Stockholder shall, at or following the consummation of a Transfer pursuant to this Section 3, bear its pro rata share (based upon the amount of consideration received or proposed to be received in such Transfer with respect to such Stockholder’s shares of Common Stock) of the costs of any such Transfer to the extent such costs are incurred for the benefit of all such Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Stockholders on their own behalf will not be considered costs of such Transfer.

Section 4.	Tag Along Rights.

(a) If one or more Sponsor Funds (collectively, the “Transferring Stockholder”) proposes a Transfer of Common Stock to a Prospective Purchaser or to Prospective Purchasers representing, together with any prior such Transfers by the Sponsor Funds, 25% or more of the then issued and outstanding Common Stock (other than pursuant to Section 9 of this Agreement) (a “Tag Along Sale”), and the Drag Along Right, if any, has not been exercised with respect to such Tag Along Sale, then, prior to proceeding with such Tag Along Sale, the Transferring Stockholder shall promptly deliver to each remaining Stockholder and the Company a written notice (the “Tag Along Notice”) stating that the Transferring Stockholder desires to enter into the Tag Along Sale and setting forth in reasonable detail the identity of the Prospective Purchaser, the purchase price per share of Common Stock the number of shares desired to be sold by the Transferring Stockholder and the total number of shares of Common Stock then owned by the Transferring Stockholder and any other material terms and conditions of the Tag Along Sale. Each of the remaining Stockholders shall have the right (the “Tag Along Right”) to participate in any such sale of shares of Common Stock by the Transferring Stockholder in accordance with the procedures set forth in Section 4(b) below; provided, that such participation shall be on terms and conditions no less favorable to such remaining Stockholders than those on which the Transferring Stockholder proposes to transfer its shares.

(b) Within 20 days after receipt of the Tag Along Notice (the “Tag Along Option Period”), the remaining Stockholders may elect to exercise their Tag Along Right and participate in the Tag Along Sale. Any remaining Stockholder electing to participate in the Tag Along Sale (a “Tag Along Stockholder”) shall give written notice thereof (the “Election Notice”) to the Transferring Stockholder and the Company within the Tag-Along Option Period. The Election Notice shall specify the number of shares that such Tag-Along Stockholder desires to sell to the Prospective Purchaser, which amount may be up to (or less than) the number of shares of Common Stock that represents the Proportionate Percentage of all shares of Common Stock owned by such Tag Along Stockholder; provided if, at the end of the Tag-Along Option Period, any remaining Stockholders do not exercise their Tag-Along Right in full (or at all), then the Transferring Stockholder shall be entitled to Transfer such number of additional shares equal to the number of such unexercised shares, without the need to provide an additional Tag Along Notice, within 120 days of the expiration of the Tag Along Option Period, at a price no greater than and on other terms and conditions no more favorable to the Transferring Stockholders as those provided for thin the Tag Along Notice. Each Tag Along Stockholder shall deliver to the Transferring Stockholder, at the same time as, and enclosed with its Election Notice, certificates representing such Tag Along Stockholder’s shares that are specified in the Election Notice to be transferred, accompanied by duly executed stock powers (the “Tag Along Certificates”). The failure of any remaining Stockholder to submit an Election Notice or deliver its Tag Along Certificates within the Tag Along Option Period shall constitute an election by such remaining Stockholder not to participate in such Tag Along Sale; provided, however, that such Tag Along

Sale is consummated within 120 days of the expiration of the Tag Along Option Period, at a price no greater than and on other terms and conditions no more favorable to the Transferring Stockholders as those provided for in the Tag Along Notice. By delivering an Election Notice and its Tag Along Certificates to the Transferring Stockholder within the Tag Along Option Period, a Tag Along Stockholder shall have the right and obligation to sell to the Prospective Purchaser that number of shares specified in the Election Notice; provided, however, that, to the extent the Prospective Purchaser is unwilling or unable to purchase all of the shares proposed to be sold by the Transferring Stockholder and the Tag Along Stockholders, the number of shares to be sold by the Transferring Stockholder shall be ratably reduced so that each Tag-Along Stockholder may sell its proportionate share of Common Stock calculated as provided above, and the number of shares to be sold by the Transferring Stockholder and each of the Tag-Along Stockholders equals the number of shares that the Prospective Purchaser is willing or able to purchase. Any such securities not sold by the Transferring Stockholder during such 120 day period shall again be subject to the provisions of this Section 4 upon subsequent Transfer.

Section 5. Preemptive Rights. Subject to this Section 5, none of the Stockholders shall have any preemptive rights with respect to issuances of Equity Securities by the Company or any of its subsidiaries. Notwithstanding the foregoing, at any time prior to a Qualified Public Offering, each Fresh Market Co-Investor shall have the right to participate, in whole or in part, on a pro rata basis (measured with reference to the percentage of the outstanding Common Stock owned by such Fresh Market Co-Investors relative to the percentage of the outstanding Common Stock owned by the Sponsor Funds and the other Fresh Market Co-Investors), in any subscription for Equity Securities by the Apollo Group and/or any other Stockholder (other than in connection with any equity based compensation plans or arrangements), on the same terms, cash purchase price and subject to the same conditions as applied to the Apollo Group and/or any other Stockholder (a “Preemptive Event”). The offer to the Fresh Market Co-Investors to participate in any such equity issuance shall be made either prior to or as soon as reasonably practicable after the relevant issuance to achieve the same effect. The Company shall give prompt notice to each Fresh Market Co-Investor of any Preemptive Event, including the terms of such subscription, which the Fresh Market Co-Investors shall have 30 days to accept or reject (in whole or in part), provided that in the event any such Fresh Market Co-Investor does not reply in such 30-day period, such offer shall be deemed rejected by such Fresh Market Co-Investor. If and to the extent a Fresh Market Co-Investor rejects (in whole or in part) its respective right for subscription in a Preemptive Event, it shall forfeit such opportunity, which opportunity shall revert to the Sponsor Funds, who may elect to purchase such securities within 120 days after the expiration of the 30 day period described above at the proposed purchase price and on the terms of sale set forth in the notice provided to the Fresh Market Co-Investors pursuant to this Section 5. Any Equity Securities not sold within such 120 day period that are again offered for sale by the Company or any of its subsidiaries after such 120 day period must be reoffered to the Fresh Market Co-Investors pursuant to this Section 5.

Section 6. Dividends and Distributions. In the event that any dividend is paid on any shares of Common Stock or any other distribution is made in respect of shares of Common Stock, shares of Common Stock owned by the Fresh Market Co-Investors shall be treated in the same manner (on a pro rata basis) as shares of Common Stock owned by the Sponsor Funds.

Section 7.	The Board (and Committees of the Board) of the Company, Parent and The Fresh Market.

(a) Company Board. As of the Closing, the Company Board and any committees thereof shall consist of three members (each member, a “Company Director”) which shall consist of (A) one Company Director to be designated by the Berry Investor which shall initially be Ray Berry; and (B) two Company Directors to be designated by the Sponsor Funds. Company Directors shall serve for the time periods set forth in the Company’s Certificate of Incorporation (the “Company Charter”) or By-Laws (“Company By-Laws”). The Company Board shall have the sole right to manage the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to carry out the purposes and business of the Company and is authorized to execute and document on behalf of the Company in call cases consistent with this Agreement, the Company Charter and Company By-Laws. The Company By-Laws shall provide, among other things, that at least 24 hours advance notice of any meetings of the Company Board shall be given to all members of the Company Board. The Company Board shall have sole discretion regarding the appointment, quantity, titles, duties, power and removal of officers and agents of the Company. Without limiting any Stockholder’s rights pursuant to this Section 7(a), the Company Board may increase or decrease its size in accordance with the provisions of the Company Charter and Company By-Laws; provided that, except as otherwise provided in this Agreement (including Section 7(a)), no such change to the size of the Company Board shall eliminate the right of the Berry Investor to designate one Company Director to the Company Board without the written consent of the Berry Investor.

(b) Subsidiary Boards and Committees Thereof. As of the Closing, the Company shall cause (i) the Board of Directors of Parent and each committee of the Board of Directors of Parent (collectively, the “Parent Board”) and (ii) the Board of Directors of The Fresh Market and each committee of the Board of Directors of The Fresh Market (collectively, the “TFM Board” and, together with the Parent Board, each a Subsidiary Board”) to consist of five members (each member of such Subsidiary Board, a “Subsidiary Director”) which shall consist of: (A) one Subsidiary Director on each Subsidiary Board to be designated by the Berry Investor, which shall initially be Ray Berry; and (B) four Subsidiary Directors on each Subsidiary Board to be designated by the Sponsor Funds. Subsidiary Directors shall serve for the time periods set forth in the Parent’s and The Fresh Market’s organizational documents and such documents shall provide, among other things, that at least 24 hours advance notice of any meetings of the Subsidiary Board shall be given to all members of the Subsidiary Board. Without limiting any Stockholder’s rights pursuant to this Section 7(b), each Subsidiary Board may increase or decrease its size in accordance with the provisions of its certificate of incorporation and by-laws; provided that, except as otherwise provided in this Agreement (including Section 7(b)), no such change to the size of any Subsidiary Board shall eliminate the right of the Berry Investor to designate one Subsidiary Director to such Subsidiary Board without the consent of the Berry Investor.

(c) Designation; Removal and Replacement of Directors. The Sponsor Funds shall have the right to continue to designate Company Directors and Subsidiary Directors as provided in Sections 7(a) and (b) for so long as the Sponsor Funds own any shares of Common Stock. The Berry Investor shall have the right to continue to designate one Company Director and one Subsidiary Director on each Subsidiary Board as provided in Section 7(b) until the date of the Berry Investor Termination Event. Any Stockholder may remove and replace any of its Company Director designees or Subsidiary Director designees for any reason and at any time and shall have the right to designate a replacement Company Director or Subsidiary Director; provided that in the event the Berry Investor’s right to designate a Company Director and a Subsidiary Director on each Subsidiary Board is terminated in accordance with Section 7(f), the Sponsor Funds shall have the right to remove and replace the Berry Investor’s designee and shall have the right to designate a replacement Subsidiary Director on each Subsidiary Board. No delay by a Stockholder in designating its Company Director designee or Subsidiary Director designee shall impair such Stockholders’ right to subsequently designate its Company Director designee or Subsidiary Director designee.

(d) Implementation; Facilitation. Each of the parties to this Agreement agrees that it shall (and shall cause its Affiliates to) cooperate in facilitating any action described in or required by this Agreement, including by voting all of the shares of Common Stock under its control in support of such action. Without limiting the generality of the foregoing, each of the parties to this

Agreement agrees that it shall (and shall cause its Affiliates to) vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to or execute consents, as the case may be, and take all other necessary action (including nominating such designees and calling an annual or special meeting of stockholders) in order to ensure that the composition of the Company Board and each Subsidiary Board is as set forth in this Section 7 and otherwise to give effect to the provisions of this Section 7. Each party shall vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to, and shall take all other actions necessary, to ensure that the Company Charter and Company By-Laws facilitate and do not at any time conflict with any provision of this Agreement. The Company agrees that it will (and will cause its officers and its subsidiaries to) take all such action as shall be necessary (including by voting all shares of capital stock or other equity interests that it holds in each of its subsidiaries, either in a meeting or in an action by written consent) to ensure that the articles of incorporation and by-laws or other applicable governing documents of each of its subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the boards of directors, general partners, managing members or other applicable governing body or persons for each such subsidiary shall act in accordance with the provisions of this Agreement and that each subsidiary board of directors or other applicable governing body is as set forth in Section 7. Each of the parties to this Agreement acknowledges and agrees that the director designated by the Berry Investor may share any information and documents obtained in his capacity as director with TFM2, subject to compliance with Section 11(a) by TFM2.

(e) Compensation and Reimbursement. Directors who are not employees of the Company may receive such reasonable compensation for serving in such capacity as may be approved by the Company Board or the Subsidiary Board, as the case may be. The Company shall pay, or shall cause one of its Subsidiaries to pay, the reasonable and documented out-of-pocket costs and expenses incurred by each Director in the course of his or her service as such, including in connection with attending regular and special meetings of the Company Board or the Subsidiary Board, as the case may be, and/or any of their respective committees

(f) Termination. The rights and obligations under this Section 7 shall terminate: (i) following a Qualified Public Offering; (ii) solely with respect to the Sponsor Funds, at such time as the Sponsor Funds cease to own any shares of Common Stock; and (iii) solely with respect to the Berry Investor, on the date of the Berry Investor Termination Event.

(g) Conflicts. Notwithstanding the rights of the Berry Investor to designate one Company Director to each committee of the Company Board and one Subsidiary Director to each committee of each Subsidiary Board pursuant to this Section 7, the Berry Investor acknowledges and agrees that such rights shall not apply in the event an actual or potential conflict of interest arises in connection with having such designee on the applicable committee.

Section 8.	Financial Statements; Information Rights.

(a) Prior to such time as the Company, Parent or The Fresh Market is a reporting company under the Securities Exchange Act of 1934, as amended, the Company shall provide to each of the Fresh-Market Co-Investors: (i) as soon as available after the end of each fiscal quarter but in no event later than forty-five (45) days after the end of such fiscal quarter, unaudited consolidated quarterly balance sheets of the Company and its subsidiaries and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such quarter and for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with GAAP; and (ii) as soon as available after the end of each fiscal year but in no event later than ninety (90) days after the end of such fiscal year audited consolidated annual balance sheets of the Company and its subsidiaries for such fiscal year and audited consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, in each case prepared in accordance with GAAP and accompanied by an opinion thereon of the independent certified public accountants of the Company.

(b) Following the consummation of a Qualified Public Offering, the Berry Investor shall have the right, upon reasonable request, to inspect the books and records of the Company and its subsidiaries and the facilities of the Company and its subsidiaries, and to request and receive reasonable information regarding the Company’s and its subsidiaries’ financial condition and operations.

Section 9.	Registration Rights.

(a)	Demand Registration Rights.

(i) Subject to the provisions of this Section 9(a), at any time and from time to time after the date hereof, the Sponsor Funds may make one or more written requests (“Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their shares of Common Stock.

(ii) All Registration Requests made pursuant to this Section 9(a) will specify the aggregate amount of shares of Common Stock to be registered and will also specify the intended methods of disposition thereof (a “Demand Notice”). Subject to Section 9(a)(iii), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock which the Company has been so requested to register within 180 days of such request (or within 120 days of such request in the case of a Registration Request after a Qualified Public Offering (subject to any lock-up restrictions)).

(iii) If the Company receives a Registration Request and the Company furnishes to the Sponsor Funds a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a registration statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date such filing would otherwise be required hereunder. The Company shall not be permitted to take such action more than once in any 360-day period. If the Company shall so postpone the filing of a registration statement, the Sponsor Funds may withdraw its Registration Request by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to engage in a Public Sale, the Company shall inform the Sponsor Funds of the Company’s intent to engage in a Public Sale and may require the Sponsor Funds to withdraw such Registration Request for a period of up to 120 days so that the Company may complete its Public Sale. In the event that the Company ceases to pursue such Public Sale, it shall promptly inform the Sponsor Funds and the Sponsor Funds shall be permitted to submit a new Registration Request. The foregoing shall be without prejudice to any rights of the Sponsor Funds pursuant to Section 9(b).

(iv) Registrations under this Section 9(a) shall be on such appropriate registration form of the Securities and Exchange Commission (A) as shall be selected by the Company and as shall be reasonably acceptable to the Sponsor Funds and (B) as shall permit the disposition of such Common Stock in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 9(a) which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(v) The Company shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Sponsor Funds to dispose of the covered securities.

(vi) In the case of an Underwritten Offering, the Sponsor Funds shall select the underwriters, provided such selection is reasonably acceptable to the Company.

(b)	Piggy-Back Registration Rights.

(i) Participation. Subject to Section 9(b)(ii), if the Company proposes to register (other than a registration on Form S-4 or S-8 or any successor form to such forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) any shares of Common Stock in connection with the public offering of such securities (including for this purpose a registration effected by the Company for stockholders other than the Sponsor Funds), then the Company shall give prompt notice (the “Piggy-Back Notice”) to the Sponsor Funds and each of the Fresh Market Co- Investors and each of the Sponsor Funds and Fresh Market Co-Investors shall be entitled to include in such registration statement the Registrable Securities held by it. The Piggy-Back Notice shall offer the Sponsor Funds and Fresh Market Co-Investors the right, subject to Section 9(b)(ii) (the “Piggy-Back Registration Right”), to register such number of shares of Registrable Securities as the each such Sponsor Funds and Fresh Market Co- Investor may request and shall set forth (i) the anticipated filing date of such registration statement and (ii) the number of shares of Common Stock that is proposed to be included in such registration statement. Subject to Section 9(b)(ii), the Company shall include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares within twenty (20) days after the Piggy-Back Notice has been given. Notwithstanding the foregoing, the Piggyback Registration Right of the Berry Investor set forth in this Section 9(b)(i) shall terminate on the date of the Berry Investor Termination Event.

(ii) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 9(b) involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that the total or kind of securities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company, the Sponsor Funds and the Fresh Market Co-Investors proportionately, such that the number of securities that each such

Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:

(1) In the event of an exercise of any demand rights by the Sponsor Funds:

first, the Registrable Securities held by the Sponsor Funds exercising a demand right pursuant to Section 9(a) and the Registrable Securities held by the Persons requesting their Registrable Securities to be included in such registration pursuant to the terms of this Section 9(b) or pursuant to any other agreement in which the Company has granted piggyback registration rights, pro rata based upon the number of Registrable Securities owned by each such Person at the time of such registration; and

second, the securities to be issued and sold by the Company in such registration.

(2) In all other cases:

first, the securities to be issued and sold by the Company in such registration; and

second, the Registrable Securities held by the Persons requesting their Registrable Securities be included in such registration pursuant to the terms of this Section 9(b) or pursuant to any other agreement in which the Company has granted piggyback registration rights, pro rata based upon the number of Registrable Securities owned by each such Person at the time of such registration.

(iii) Lock-up. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public, no Stockholder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Sponsor Funds has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company. In addition, if requested by the managing underwriter(s), in connection with the initial Qualified Public Offering, all Stockholders shall enter into a customary lock-up agreement with the managing underwriter(s) for such period as may be required by the managing underwriter(s), subject to customary exceptions in the Company’s discretion. For avoidance of doubt, the foregoing shall not apply to shares of capital stock of the Company that are purchased in the public markets or are purchased under a registration statement.

(iv) Company Control. The Company may decline to file a registration statement after giving the Piggy-Back Notice, or withdraw a registration statement after filing and after such Piggy-Back Notice, but prior to the effectiveness of the registration statement, provided that the Company shall promptly notify each Stockholder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Stockholder or otherwise in connection with such withdrawn registration statement. Except as provided in Section 9(a)(vi), notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(v) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 9 (b)(v) shall be construed to create any additional rights regarding the piggy-back registration of Registrable Securities in any Person otherwise than as set forth herein.

(vi) Expenses. The Company will pay all registration fees and other reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 9(b); provided, that each Stockholder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that all Stockholders as a group shall be entitled to a single counsel (at the Company’s expense) to be selected by the Sponsor Funds.

(vii) Indemnification.

(1) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Stockholder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Stockholder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Stockholder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Stockholder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Stockholder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Stockholder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Stockholder, if requested.

(2) Indemnification by Selling Stockholders. Each selling Stockholder, agrees to severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue statement of a material fact contained in any registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Stockholder to the Company for inclusion in such registration statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the maximum aggregate liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Stockholder upon the sale of the securities giving rise to such indemnification obligation (net of any selling expenses paid by such selling Stockholder). The Company and the selling Stockholders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any prospectus or registration statement.

(3) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which even the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(4) Other Indemnification. Indemnification similar to that specified in this Section 9(b)(vii) (with appropriate modifications) shall be given by the Company and each selling Stockholder with respect to any required registration or other qualification of securities under Federal or state law or regulation of governmental authority other than the Securities Act.

(5) Contribution. If for any reason the indemnification provided for in the preceding clauses 9(b)(vii)(1) and 9(b)(vii)(2) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses 9(b)(vii)(1) and 9(b)(vii)(2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Stockholder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Stockholder with respect to the sale of any securities under this Section 9(b) (net of any selling expenses paid by such Stockholder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 10. Affiliate Transactions. Until the date of the Berry Investor Termination Event, the prior written consent of the Berry Investor will be required prior to the entry into (i) any transaction between the Company, Parent, The Fresh Market and/or any of their respective subsidiaries, on the one hand, and any Sponsor Fund and/or any of their Affiliates and/or any portfolio companies of Apollo Management VIII, L.P., on the other hand, and (ii) any agreement or arrangement with any Sponsor Fund and/or any of their Affiliates for the payment of fees or reimbursement of expenses (other than (A) that certain Management Consulting Agreement, dated as of the date hereof, by and among The Fresh Market, Parent and Apollo Management Holdings, L.P. and (B) this Agreement), in each case, unless the terms of such transaction, agreement or arrangement, as the case may be, are no less favorable to the Company and/or its subsidiaries than would be obtained in a comparable arm’s-length transaction with an unrelated third-party.

Section 11.	Restrictive Covenants.

(a) Confidentiality. Each Fresh Market Co-Investor agrees that such Fresh Market Co-Investor shall not, and shall cause its Affiliates to not, disclose and to treat and hold as confidential all information, observations and data concerning the business of the Company and its subsidiaries and including any confidential or proprietary information of any third person in the Company’s possession (collectively, the “Confidential Information”) and, except as otherwise expressly permitted by this Agreement, refrain from using any of the Confidential Information for the benefit of any Person other than the Company and its Affiliates. In the event that any Fresh Market Co-Investor or any of such Fresh Market Co-Investor’s Affiliates is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Fresh Market Co-Investor shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 11(a). If, in the absence of a protective order or the receipt of a waiver hereunder, in the event a Fresh Market Co-Investor is compelled to disclose any Confidential Information to any tribunal, such Fresh Market Co-Investor may disclose the Confidential Information to the tribunal; provided that such Fresh Market Co-Investor shall use its commercially reasonable efforts to obtain, at the request and expense of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by any Fresh Market Co-Investor or its Affiliates in violation of this Agreement, (ii) was available to such Fresh Market Co-Investor or its Affiliates on a non-confidential basis prior to disclosure by the Company, (iii) becomes available to such Fresh Market Co-Investor or its Affiliates on a non-confidential basis from a source other than the Company, provided that, to such Fresh Market Co-Investor’s knowledge after reasonable inquiry, such source is not acting in violation of a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to such Fresh Market Co-Investor or its Affiliates by a contractual, legal or fiduciary obligation, or (iv) is independently developed by such Fresh Market Co-Investor or its Affiliates without use of or reference to the Confidential Information.

(b) Non-Solicitation. Each Stockholder other than the Sponsor Funds covenants and agrees that during the Restricted Period, such Stockholder shall not and shall cause its Affiliates not to, directly or indirectly, (i) induce or attempt to induce any officer or manager of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates or (ii) actually hire any officer or manager that is or was employed by the Company or any of its Affiliates at any time during the 6 months prior to the date such hiring is contemplated; provided, however, that the foregoing shall not prohibit the solicitation of any person by general advertisements (in any media) or non-directed search inquiries (including through professional search firms or otherwise) for employment not specifically directed towards employees of the Company or its Affiliates.

(c) Non-Disparagement. Each Stockholder covenants and agrees that such Stockholder shall not and shall cause its Affiliates not to, directly or indirectly, make any disparaging statements or communications about the Company, any other Stockholder or any of their respective direct or indirect Affiliates, stockholders, directors, members, managers, officers, employees, independent contractors and representatives, provided that no Stockholder shall be prevented from providing true testimony to the extent required by any legal proceeding or investigation by a competent governmental authority.

(d) Enforcement. If, at the time of enforcement of any of the provisions of this Section 11, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The parties further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by law, but in no event a period longer than the Restricted Period.

(e) Remedies. Each Stockholder acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Section 11 applicable to such Stockholder and that, in such event, the Stockholders, the Company and/or their respective successors or assigns shall, in addition to any other rights and remedies existing in their favor, be entitled to seek specific performance, injunctive and/or other relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Section 11; provided that such Stockholder is found to have been in violation of the provisions of this Section 11.

Section 12. Directors’ and Officers’ Liability Insurance; Indemnification Agreements. The Company shall purchase and maintain a directors and officers insurance policy with an aggregate limit equal to not less than $30 million, and the members of the Parent Board and any Subsidiary Board appointed or designated by the Stockholders shall each be named as covered insureds thereunder. The Company shall maintain such policy contemplated hereby in effect from the date hereof until six years from the last date upon which any member of the Parent Board and any Subsidiary Board nominated by any of the Stockholders held office on such board. In addition, the Company, Parent, and The Fresh Market shall enter into indemnification agreements with each member of the Parent Board and each Subsidiary Board in the form of Exhibit A (collectively, the “Indemnification Agreements”). In the event the Company, Parent, or The Fresh Market or any of its successors or assigns (a) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers all or substantially all of the properties and assets to any person, then, and in each such case, proper provision shall be made so that such successors and assigns shall assume the obligations set forth in this Section 12.

Section 13. Notices. In the event a notice or other document is required to be sent hereunder to the Company or to any Stockholder, such notice or other document shall be deemed given: (a) on the date delivered personally, (b) on the date delivered by a private courier, or (c) on the date sent by email to the email address upon email confirmation, (d) on the date noted on the return receipt as the delivery or attempted delivery date if mailed, by certified or registered mail, return receipt requested, postage prepaid. Any such notice or other documents shall be addressed as set forth on Annex I hereto. Any party may effect a change of address for purposes of this Agreement by giving notice of such change to each of the other parties in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I hereto shall be effective for all purposes.

Section 14. Amendment. This Agreement may be amended, modified or supplemented from time to time by an instrument in writing signed by the Company and Apollo Investor; provided, however, that until the date of the Berry Investor Termination Event, any amendment, modification or supplement of any provision of this Agreement (including, without limitation, Sections 4, 5, 7, 9(b), 10, this Section 14 and any applicable defined terms in such Sections) that will have a material, adverse and disproportionate effect on the Berry Investor (as compared to the other Stockholders) shall require the prior written consent of the Berry Investor.

Section 15.	Miscellaneous Provisions.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

(c) This Agreement shall be binding upon the Company, each of the parties hereto, and their respective permitted successors and assigns. The Company shall require any Person who acquires any shares of Common Stock (whether from another Stockholder or from the Company) after the date of this Agreement (the “Acquired Securities”) to become a party to this Agreement and to succeed to all of the rights and obligations of a “Stockholder” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form and substance approved by the Company Board. Upon the execution and delivery of the joinder by such Person, such Person shall be a “Stockholder” under this Agreement with respect to the Acquired Securities. Each Additional Stockholder shall be added by the Company to Annex I attached hereto, and the Company shall amend and restate such Annex I from time to time to reflect the addition of such Additional Stockholders; provided that such amendment shall not be subject to Section 14 of this Agreement.

(d) Any provision of this Agreement may be waived from time to time by an instrument in writing signed by each party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The specified rights of the Berry Investor may not be waived without the consent of the Berry Investor.

(e) Unless earlier terminated by the mutual agreement of all the parties hereto, this Agreement shall terminate automatically upon the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction).

(f) Any Stockholder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder other than rights to indemnification under Section 9(b)(vii), if applicable.

(g) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(h) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(i) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(j) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(k) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(l) No course of dealing between the Company, or its subsidiaries, and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(m) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED

BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(n) Except as otherwise expressly provided herein, this Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements (including, without limitation, the Rollover Agreement) among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(o) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement; provided that parties entitled to indemnification pursuant to Section 9(b)(vii) hereof shall have the right to enforce such sections in their own names.

(p) If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(q) Without limiting anything in the Company Charter or the Company By-Laws, no Company Director shall be personally liable to the Company or any Stockholder as a result of any acts or omissions taken under this Agreement in good faith.

(r) In the event additional shares of Common Stock are issued by the Company to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Common Stock, such additional shares of Common Stock, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(s) Notwithstanding anything to the contrary contained herein, the Sponsor Funds may assign their rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Group. In the event that any additional members of the Apollo Group becomes an becomes an owner of Common Stock, such member shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that such Person or a designee of such Person shall have the same rights and obligations of the Sponsor Funds hereunder.

*   *   *   *   *

This Stockholders Agreement is executed by the Company and by the other parties hereto to be effective as of the date first above written.

POMEGRANATE PARENT HOLDINGS, INC.

By:
	Name:	Andrew S. Jhawar
	Title:	President

AP VIII POMEGRANATE HOLDINGS, L.P.
	By:	AP VIII Pomegranate GP, LLC,
its General Partner

By:
	Name:	Andrew S. Jhawar
	Title:	President

[Signature Page to Stockholders Agreement]

TFM2, LLC

By:
Name: Leslie Anderson
Title: Manager

[Signature Page to Stockholders Agreement]

George G. Golleher

[Signature Page to Stockholders Agreement]

ANNEX I

ADDRESSES FOR NOTICE

1.	If to the Company:

Pomegranate Parent Holdings, Inc.
c/o Apollo Management VIII, L.P.
9 West 57th Street
43[r]d Floor
New York, NY 10019
Attention:	Laurie Medley
Email:	lmedley@apollolp.com

  with an additional copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius, LLP
101 Park Avenue
New York, New York 10178
Attention:	Robert G. Robison
Email:	robert.robison@morganlewis.com

2.	If to any Sponsor Fund:

Apollo Management VIII, L.P.
9 West 57th Street 43rd Floor
New York, NY 10019
Attention:	Laurie Medley
Email:	lmedley@apollolp.com

  with an additional copy (which shall not constitute notice) to:

  Morgan, Lewis & Bockius, LLP

  101 Park Avenue

New York, New York 10178
Attention:	Robert G. Robison
Email:	robert.robison@morganlewis.com

Annex I-1

3.	If to Berry Investor:

TFM 2, LLC

c/o Leslie L Anderson

Leslie Anderson, CPA, P.C.

1101 Norwalk Street

Greensboro, NC 27407-2022

Email:   Anderson@leslieandersonpc.com

Ray Berry

4540 Gordon Drive

Naples, FL 34102

Email:   rdbtfm@gmail.com

Brett Berry

740 Juniper Avenue

Boulder, CO 80304-1722

Email:   bmberry@gmail.com

with additional copies (which shall not constitute notice) to:

DLA Piper LLP (US)

One Atlantic Center

1201 West Peachtree Street, Suite 2800

Atlanta, Georgia 30309-3450

Attention:         Joseph Silver, Esq.

Email:               joseph.silver@dlapiper.com

4.	If to Golleher:

George G. Golleher

50 Greenhorn Road

Hailey, ID. 83333

Annex I-2

EXHIBIT A

Form of Director Indemnification Agreement

[See attached.]

DIRECTOR INDEMNIFICATION AGREEMENT

THIS DIRECTOR INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of [●], 2016 by and among [The Fresh Market, Inc., a Delaware corporation] (the “Company”), and [●] (the “Indemnitee”).

WHEREAS, the Indemnitee has been elected as a director of the Company as of the date of this Agreement;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as directors of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors of the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve and/or continue to serve on the Board of Directors of the Company (the “Board”), on the condition that he be so indemnified;

NOW THEREFORE, in consideration of the promises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1. Services by the Indemnitee. The Indemnitee agrees to serve or continue to serve at the request of the Company as a director of the Company. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

Section 2. Indemnification – General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by the General Corporation Law of the State of Delaware and Delaware law as in effect at any time. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he was, is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against Expenses, judgments, fines (including any excise taxes assessed on the Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, if he also had no reasonable cause to believe his conduct was unlawful.

Section 4. Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he was, is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no

1

indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware of such other court shall deem proper.

Section 5.	Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a) To the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, or (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement. The provisions of this Section 5(a) are subject to Section 5(b) below.

(b) In no event shall the Indemnitee be entitled to indemnification under Section 5(a) above with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification or (ii) an admission is made by the Indemnitee in writing to the Company or in such Proceeding or a final, nonappealable determination is made in such Proceeding that the standard of conduct required for indemnification under this Agreement has not been met with respect to such claim, issue or matter.

Section 6. Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.

Section 7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee. The Indemnitee hereby expressly undertakes to repay such amounts advanced, if, but only if, and then only to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses. The Indemnitee further undertakes to return any such advance which remains unspent at the final, non-appealable conclusion of the Proceeding to which the advance related. All amounts advanced to the Indemnitee by the Company pursuant to this Section 7 and repaid shall be repaid without interest. The Company shall make all advances pursuant to this Section 7 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of

2

whether the Indemnitee may ultimately be found to be entitled to indemnification under the provision of this Agreement. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within 20 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitle to be indemnified against such Expenses.

Section 8.	Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, following final disposition of the applicable Proceeding, the Indemnitee shall submit to the Company in care of the Secretary of the Company a written request therefor, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case; (i) by a majority voted of the Disinterested Directors (as hereinafter defined), even though less than a quorum; or (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum; or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(c), in a written opinion to the Board, a copy of which hall be delivered to the Indemnitee; or (iv) by the stockholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(c), in a written opinion to the Board.

(c) In the event the determination of entitlement to the indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provide in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(b) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a Person selected by such a court or by such other Person as such court shall designate. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such

3

Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9.	Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a) In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Person or Persons making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion to overcome that presumption.

(b) Subject to the terms of Section 16 hereof, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) For purposes of any determination of the Indemnitee’s entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the interests of the Company, and, with respect to a criminal Proceeding, to have also had no reasonable cause to believe his conduct was unlawful, if it is determined by the Board or by the Independent Counsel, as applicable, that the Indemnitee’s actions were based on good faith reliance on the records or books of account of the Company or Another Enterprise or on information supplied to the Indemnitee by the officers of the Company or Another Enterprise in the course of their duties, or on the advice of legal counsel for the Company or Another Enterprise or on information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Another Enterprise.

Section 10.	Remedies of the Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement of indemnification is to be made by the Disinterested Directors, a committee of Disinterested Directors or the stockholders of the Company pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within 20 days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within 20 days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 6 of this Agreement within 30 days after receipt by the Company of a written request therefor or (vi) payment of indemnification is not made

4

within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or Section 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. The Indemnitee shall commence such Proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

(b) In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) Any judicial adjudication determined under this Section 10 shall be final and binding on the parties.

Section 11. Defense of Certain Proceedings. The Company shall be entitled to participate in the defense of any Proceeding or to assume the defense thereof, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so; provided, however, that in the event that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Proceeding (including any impleaded parties) include both the Company and the Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense.

Section 12. Exception to Right of Indemnification or Advancement of Expenses. (a) Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim, issue or matter therein, brought or made by the Indemnitee against:

(i) The Company, except for (x) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (y) any claim or Proceeding to establish or enforce a right to indemnification under (A) any statute or law, (B) any other agreement with the Company or (C) the Company’s Certificate of Incorporation or Bylaws as now or hereinafter in effect and (z) any counter-claim or cross-claim brought or made by him against the Company in any Proceeding brought by or in the right of the Company against him; or

(ii) Any other Person, except for Proceedings or claims approved by the Board.

(b) In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) (other than the payment by the Company of Expenses incurred or paid by the Indemnitee in the successful defense of any Proceeding) is asserted by the Indemnitee in connection with securities being registered under the

5

Securities Act, the Company shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and the parties hereto shall be governed by the final adjudication of such issue.

Section 13.	Contribution.

(a) If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b) The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c) No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 14. Director Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ liability insurance, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director of the Company.

Section 15. Security. The Company may, but shall not be required to, provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral.

Section 16. Settlement of Claims. The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if such settlement solely involves the payment of money, the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by an Indemnitee in settlement of any Proceeding unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

Section 17. Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the

6

Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.

Section 18. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

Section 19. Limitation of Liability. Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

Section 20. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; provided, however, that no right of advancement or recovery that the Indemnitee may have from any other Person, and no right to coverage from any insurer providing insurance coverage under any policy purchased or maintained by any other Person or under any personal umbrella liability insurance policy or any policy purchased or maintained by the Indemnitee, shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any other agreement, a vote of stockbrokers, a resolution of directors or otherwise.

Section 21.	Definitions. For purposes of this Agreement:

(a) “Another Enterprise” means any corporation (other than the Company), partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is serving at the request of the Company as a director, officer, employee, partner, member, agent or in a similar capacity.

(b) “Change of Control” shall mean the occurrence of any one or more of the following:

(i) Business Combination. Consummation of (x) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (y) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar

7

governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); or

(ii) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

(c) “Corporate Status” describes the status of an individual who is or was director of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, member, agent or in a similar capacity of Another Enterprise.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding for which indemnification is sought by the Indemnitee.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(g) “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and such law firm neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company of the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h) “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(i) “Proceeding” includes any action, suit or proceeding, whether civil, criminal, administrative or investigative.

(j) References to “the Company” shall include, in addition to any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another

8

corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provision of this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 22. Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any other agreement, a vote of stockholders, a resolution of directors or otherwise. The Company shall, in connection with any threatened, pending or completed Proceeding to which the Indemnitee was, is, or is threatened to be made, a party, by reason of his Corporate Status be the indemnitor of first resort and any obligation of any other Person, and any obligation of any insurer providing insurance coverage under any policy purchased or maintained by any other Person, or under any personal umbrella liability insurance policy or any policy purchased or maintained by the Indemnitee, to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by the Indemnitee shall be secondary. In no event shall the Company have any indemnification obligation to the Indemnitee in connection with the Indemnitee’s service to any Person other than the Company or Another Enterprise.

Section 23. Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 24. Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a member of its board of directors, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a member of its board of directors, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

Section 25. Interpretation of Agreement. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Section 26. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties

9

hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 27.	Governing Law; Jurisdiction and Venue.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) Each of the parties (a) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware or any Federal court sitting in the State of Delaware.

Section 28. Notice by the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure of the Indemnitee to timely provide such notice shall not affect the Indemnitee’s right to be indemnified or to receive advancement of Expenses under this Agreement except if, and then only to the extent that, the Company is actually prejudiced by such failure.

Section 29. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) sent via facsimile or electronic mail transmission (with electronic or telephonic confirmation of receipt):

(i) If to the Company:

c/o Apollo Management VIII, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention:	Laurie Medley, Esq.
Facsimile:	(646) 607-0528
Email: lmedley@apollolp.com

With a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention:	Robert G. Robison, Esq.
Facsimile: (212) 309-6001
Email: robert.robison@morganlewis.com

10

(ii) If to the Indemnitee, to the address of the Indemnitee set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 29.

Section 30. Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 31. Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, representations and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 32. Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 33. Gender. Use of the masculine pronoun in this Agreement shall be deemed to include usage of the feminine pronoun where appropriate.

Section 34. Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

Section 35. Successors and Assigns. (a) This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

(b) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 35(a). Without limiting the generality or effect of the foregoing, the Indemnitee’s right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 35(b) the Company will have no liability to pay any amount so attempted to be assigned or transferred.

11

[Signature pages follow]

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

[THE FRESH MARKET, INC.]

By:
Name:
Title:

[●]

Address:

Facsimile:
Email:

[Signature Page – Director Indemnification Agreement]